Exhibit 99.1

EXL REPORTS 2021 SECOND QUARTER RESULTS

2021 Second Quarter Revenues of $275.1 Million, up 23.6% year-over-year

Q2 Diluted Earnings Per Share (GAAP) of $0.81, up from $0.24 in Q2 of 2020

Q2 Adjusted Diluted Earnings Per Share (Non-GAAP) (1) of $1.14, up from $0.53 in Q2 of 2020

New York, NY – July 29, 2021 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading operations management and analytics company, today announced its financial results for the quarter ended June 30, 2021.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “EXL generated revenue of $275.1 million, an increase of 23.6% compared to the second quarter of 2020. Analytics continued to lead our growth with a 36.4% revenue increase from the second quarter of 2020 and operations management revenue increased 16.2%. Adjusted diluted earnings per share for the quarter was $1.14, a 115% increase year-over-year. Our significant growth is attributable to the focus on our data-led strategy, wherein we are enabling better business decisions, embedding intelligence directly into operational workflows and increasing speed to action with cloud-based solutions. The market demand for our services remains favorable, positioning us well for continued growth in the second half of 2021.”

Maurizio Nicolelli, Chief Financial Officer, said, “Based on our strong first half of the year financial results, and the visibility we have for the remainder of the year, we are increasing our revenue guidance for 2021 to be in the range of $1.08 billion to $1.10 billion, from $1.04 billion to $1.07 billion, representing a 12% to 14% increase year-over-year on a constant currency basis. Our adjusted diluted earnings per share guidance for 2021 is also increasing to $4.30 to $4.50, from $4.00 to $4.30, representing a 22% to 27% increase over the prior year.”

__________________________________________________________

1.Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures”. These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: Second Quarter 2021

•Revenues for the quarter ended June 30, 2021 increased to $275.1 million compared to $222.5 million for the second quarter of 2020, an increase of 23.6% on a reported basis and 22.3% on a constant currency basis from the second quarter of 2020. Revenues increased by 5.2% sequentially on a reported basis and on a constant currency basis, from the first quarter of 2021.

	Revenues			Gross Margin
	Three months ended			Three months ended
	June 30, 2021	June 30, 2020	March 31, 2021	June 30, 2021	June 30, 2020	March 31, 2021
Reportable Segments
	(dollars in millions)
Insurance	$94.7	$81.3	$91.1	37.3%	27.3%	38.5%
Healthcare	28.3	25.0	30.3	37.4%	21.4%	42.5%
Emerging Business	40.7	34.5	37.7	45.1%	35.1%	44.7%
Analytics	111.4	81.7	102.3	36.0%	29.9%	37.0%
Total Revenues, net	$275.1	$222.5	$261.4	37.9%	28.8%	39.2%

•Operating income margin for the quarter ended June 30, 2021 was 13.0%, compared to an operating income margin of 4.4% for the second quarter of 2020 and operating income margin of 15.9% for the first quarter of 2021. Adjusted operating income margin for the quarter ended June 30, 2021 was 17.9% compared to 9.4% for the second quarter of 2020 and 20.2% for the first quarter of 2021.

•Diluted earnings per share for the quarter ended June 30, 2021 was $0.81 compared to $0.24 for the second quarter of 2020 and $0.93 for the first quarter of 2021. Adjusted diluted earnings per share for the quarter ended June 30, 2021 was $1.14 compared to $0.53 for the second quarter of 2020 and $1.18 for the first quarter of 2021.

Business Highlights: Second Quarter 2021
•Won 16 new clients in the second quarter of 2021, with 10 in our operations management businesses and six in Analytics.
•Joined the United Nations Global Compact as a Participant, acknowledging our commitment to operate in accordance with universal principles of corporate sustainability in human rights, labor, environment and anti-corruption.
•Positioned as a Leader for the seventh consecutive year in the Everest Group Property & Casualty Insurance BPS PEAK Matrix® 2021.
•Recognized as a Leader in three categories in the ISG Provider Lens™ Insurance BPO Services, U.S. 2020: Life & Retirement Services, Property & Casualty Insurance Services, and Third-Party Administration (TPA).
•Recognized as a Leader in all six report categories in the NelsonHall NEAT report for Healthcare Payer BPS 2021.
•Expanded our collaboration with Amazon.com, Inc.’s Amazon Web Service to help EXL clients operationalize AI, Analytics, Automation, and Cloud technologies within enterprise business processes.

2021 Guidance
Based on current visibility, and a U.S. Dollar to Indian Rupee exchange rate of 74.5, British Pound to U.S. Dollar exchange rate of 1.37, U.S. Dollar to the Philippine Peso exchange rate of 50.0 and all other currencies at current exchange rates, we are providing the following guidance:

•Revenue of $1.08 billion to $1.10 billion, representing an increase of 13% to 15% on a reported basis, and 12% to 14% on a constant currency basis, from 2020.

•Adjusted diluted earnings per share of $4.30 to $4.50, representing an increase of 22% to 27% from 2020.

Conference Call

ExlService Holdings, Inc. will host a conference call on Thursday, July 29, 2021 at 10:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading operations management and analytics company that helps our clients build and grow sustainable businesses. By orchestrating our domain expertise, data, analytics and digital technology, we look deeper to design and manage agile, customer-centric operating models to improve global operations, drive profitability, enhance customer satisfaction, increase data-driven insights, and manage risk and compliance. Headquartered in New York, EXL has approximately 33,000 professionals in locations throughout the United States, the United Kingdom, Europe, India, the Philippines, Colombia, Canada, Australia and South Africa. EXL serves customers in multiple industries including insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics, media and retail, among others. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, our ability to respond to and manage public health crises, including the outbreak and continued effects of the coronavirus (COVID-19) pandemic, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Revenues, net	$275,064	$222,473	$536,479	$468,463
Cost of revenues(1)	170,701	158,401	329,522	321,057
Gross profit(1)	104,363	64,072	206,957	147,406
Operating expenses:
General and administrative expenses	36,499	28,750	67,202	57,691
Selling and marketing expenses	19,724	13,051	37,959	27,507
Depreciation and amortization expense	12,310	12,405	24,411	24,855
Total operating expenses	68,533	54,206	129,572	110,053
Income from operations	35,830	9,866	77,385	37,353
Foreign exchange gain, net	1,353	1,359	1,787	2,736
Interest expense	(2,520)	(2,883)	(4,994)	(5,955)
Other income, net	2,215	4,225	3,625	6,754
Income before income tax expense and earnings from equity affiliates	36,878	12,567	77,803	40,888
Income tax expense	8,865	4,072	17,823	9,927
Income before earnings from equity affiliates	28,013	8,495	59,980	30,961
Gain / (Loss) from equity-method investment	8	(66)	(28)	(121)
Net income attributable to ExlService Holdings, Inc. stockholders	$28,021	$8,429	$59,952	$30,840
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$0.83	$0.24	$1.78	$0.90
Diluted	$0.81	$0.24	$1.75	$0.89
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings Inc. stockholders:
Basic	33,571,074	34,486,202	33,652,146	34,443,884
Diluted	34,389,768	34,597,688	34,353,593	34,659,146
(1)Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	As of
	June 30, 2021	December 31, 2020

Assets
Current assets:
Cash and cash equivalents	$150,211	$218,530
Short-term investments	144,533	184,286
Restricted cash	5,065	4,690
Accounts receivable, net	182,111	147,635
Prepaid expenses	12,060	11,344
Advance income tax, net	13,567	5,684
Other current assets	33,615	37,109
Total current assets	541,162	609,278
Property and equipment, net	86,511	92,875
Operating lease right-of-use assets	83,280	91,918
Restricted cash	2,260	2,299
Deferred tax assets, net	24,132	7,749
Intangible assets, net	52,853	59,594
Goodwill	348,747	349,088
Other assets	27,472	32,099
Investment in equity affiliate	2,929	2,957
Total assets	$1,169,346	$1,247,857
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,877	$6,992
Current portion of long-term borrowings	15,000	25,000
Deferred revenue	12,017	32,649
Accrued employee costs	70,496	67,645
Accrued expenses and other current liabilities	76,424	66,410
Current portion of operating lease liabilities	18,039	18,894
Income taxes payable, net	11,256	3,488
Total current liabilities	207,109	221,078
Long-term borrowings, less current portion	139,432	201,961
Operating lease liabilities, less current portion	76,518	84,874
Income taxes payable	1,790	1,790
Deferred tax liabilities, net	902	847
Other non-current liabilities	15,581	18,135
Total liabilities	441,332	528,685
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc. Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 39,283,853 shares issued and 33,249,709 shares outstanding as of June 30, 2021 and 38,968,052 shares issued and 33,559,434 shares outstanding as of December 31, 2020	39	39
Additional paid-in capital	439,051	420,976
Retained earnings	701,331	641,379
Accumulated other comprehensive loss	(86,745)	(74,984)
Total including shares held in treasury	1,053,676	987,410
Less: 6,034,144 shares as of June 30, 2021 and 5,408,618 shares as of December 31, 2020, held in treasury, at cost	(325,662)	(268,238)
Stockholders’ equity	728,014	719,172
Total equity	728,014	719,172
Total liabilities and stockholders’ equity	$1,169,346	$1,247,857

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, impairment charges of acquired long-lived and intangible assets including goodwill, provision for litigation settlement, non-cash interest expense on convertible senior notes, restructuring charges and other acquisition-related expenses or benefits. Acquisition-related expenses or benefits include, changes in the fair value of earn-out consideration liabilities, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits. In addition to excluding the above items, our adjusted net income and adjusted diluted EPS also excludes the effect of any non-recurring other tax adjustments and income tax impact of the above pre-tax items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

The information provided on a constant currency basis reflects a comparison of current period results translated at the prior period currency rates. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee decreased from 75.41 during the quarter ended June 30, 2020 to 73.67 during the quarter ended June 30, 2021, representing a depreciation of 2.3%. The average exchange rate of the U.S. Dollar against the Philippine Peso decreased from 50.28 during the quarter ended June 30, 2020 to 48.20 during the quarter ended June 30, 2021, representing a depreciation of 4.1%. The average exchange rate of the British Pound against the U.S. Dollar increased from 1.24 during the quarter ended June 30, 2020 to 1.40 during the quarter ended June 30, 2021, representing a depreciation of 13.0%.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended June 30, 2021 and June 30, 2020, and the three months ended March 31, 2021:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	June 30,		March 31,
	2021	2020	2021
Net Income (GAAP)	$28,021	$8,429	$31,931
add: Income tax expense	8,865	4,072	8,958
add/(subtract): Interest expense, foreign exchange gain, net, loss from equity-method investment and other income, net	(1,056)	(2,635)	666
Income from operations (GAAP)	$35,830	$9,866	$41,555
add: Stock-based compensation expense	10,070	7,726	7,832
add: Amortization of acquisition-related intangibles	3,397	3,430	3,361
Adjusted operating income (Non-GAAP)	$49,297	$21,022	$52,748
Adjusted operating income margin as a % of Revenues (Non-GAAP)	17.9%	9.4%	20.2%
add: Depreciation	8,913	8,975	8,740
Adjusted EBITDA (Non-GAAP)	$58,210	$29,997	$61,488
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	21.2%	13.5%	23.5%

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three months ended
	June 30,		March 31,
	2021	2020	2021
Net income (GAAP)	$28,021	$8,429	$31,931
add: Stock-based compensation expense	10,070	7,726	7,832
add: Amortization of acquisition-related intangibles	3,397	3,430	3,361
add: Non-cash interest expense related to convertible senior notes	691	654	673
add: Non-recurring tax expense (a)	—	1,320	—
subtract: Other non-recurring benefits (b)	—	(556)	—
subtract: Tax impact on stock-based compensation expense (c)	(2,074)	(1,662)	(2,358)
subtract: Tax impact on amortization of acquisition-related intangibles	(766)	(880)	(758)
subtract: Tax impact on non-cash interest expense related to convertible senior notes	(165)	(162)	(162)
add: Tax impact on other non-recurring benefits	—	137	—
Adjusted net income (Non-GAAP)	$39,174	$18,436	$40,519
Adjusted diluted earnings per share (Non-GAAP)	$1.14	$0.53	$1.18

(a) To exclude non-recurring tax expense related to certain deferred tax assets and liabilities.
(b) To exclude non-recurring benefits related to wind down of the Health Integrated business.
(c) Tax impact includes $97 and $23 during the three months ended June 30, 2021 and 2020 respectively, and $931 during the three months ended March 31, 2021, related to discrete benefits recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.

Contact: Steven N. Barlow
Vice President, Investor Relations
(917) 596-7684
ir@exlservice.com